Sub-Item 77 O

Transactions effected pursuant to Rule 10f-3


ALLEGIANT FUNDS: Allegiant Total Return Advantage Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2007 through May 31, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: Tenneco
Trade Date: 11/1/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Bank of America
Shares Purchased: 100,000
Purchase Price Per Share: $100.00
% of Issue: 0.04%


ALLEGIANT FUNDS: Allegiant Pennsylvania Intermediate Bond
Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2007 through May 31, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: Alleghany County Hospital
Trade Date: 3/8/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Mellon
Shares Purchased: 500,000
Purchase Price Per Share: $99.00
% of Issue: 0.10%


ALLEGIANT FUNDS: Allegiant Bond Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2007 through May 31, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: Marathon Oil Corp
Trade Date: 3/12/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Citigroup
Shares Purchased: 725,000
Purchase Price Per Share: $99.792
% of Issue: 0.00725%


ALLEGIANT FUNDS: Allegiant Balanced Allocation Fund

Pursuant to Rule 10f-3, the following constitutes the required report of securities that were purchased from syndicates in which an affiliated broker-dealer was a participant for the period June 1, 2007 through May 31, 2008 in accordance with the Trust's Rule 10f-3 Procedures.

ISSUER: Marathon Oil Corp
Trade Date: 3/12/08
Part of an issue registered under the 1933 Act that is being offered to the public
3 years operations: Yes
Selling Broker: Citigroup
Shares Purchased: 140,000
Purchase Price Per Share: $99.792
% of Issue: 0.0014%